UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2021

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39299	86-1849232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Overlook Point

Lincolnshire, IL 60069

(Address of principal executive offices, including zip code)

(224) 737-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	ALIT.WS	New York Stock Exchange

Item 7.01	Regulation FD Disclosure.

On August 12, 2021, Alight, Inc. (the “Company”) disclosed certain supplemental information set forth below to certain prospective lenders in a lender presentation dated August 12, 2021 in connection with the commencement of marketing of a $450 million add-on to its existing Term Loan B due 2026 (the “Add-on Transaction”). In addition, Company is looking to amend and extend its existing revolving credit facility into a new 5-year revolving credit facility.

The Company recently signed a definitive agreement to acquire Aon Retiree Health Exchange, with a closing expected during the fourth quarter of 2021 (the “Acquisition”). Aon Retiree Health Exchange is a Medicare brokerage business that provides additional scale, expertise and capabilities in Medicare enrollment. The Acquisition is expected to expand the Company’s ability to serve employees from their hiring to retirement and is expected to contribute approximately $40 million to the Company’s EBITDA (as defined below). The Company intends to use the proceeds of the Add-on Transaction to fund the Acquisition and add cash to its balance sheet to invest in organic growth opportunities and additional bolt-on merger and acquisition transactions. The Add-on Transaction is expected to have the same issuer as the existing Term Loan B (Tempo Acquisition LLC), as well as the same guarantors, security, maturity (October 31, 2026), mandatory amortization (1% per annum) and financial and other covenants, though certain modifications to non-financial covenants remain subject to ongoing discussion. No call protection will apply to the Add-on Transaction. The Add-on Transaction is expected to price and allocate on August 18 with closing and settlement to occur thereafter, subject to market conditions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the Add-on Transaction and the Acquisition. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to the level of business activity of our clients, risks related to the impact of the COVID-19 pandemic, including as a result of new strains or variants of the virus, competition in our industry, the performance of our information technology systems and networks, our ability to maintain the security and privacy of confidential and proprietary information and changes in regulation. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2021, as such factors may be updated from time to time in Alight’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

EBITDA, which is defined as earnings before interest, taxes, depreciation and intangible amortization, is a non-GAAP financial measure used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. We believe EBITDA provides visibility to our underlying operating performance by excluding the impact of certain items, including interest expense, income taxes, depreciation of fixed assets, amortization of intangible assets, because management does not believe these expenses are representative of our core earnings. Reconciliations of projected non-GAAP measures included in this Current Report on Form 8-K are not included as they cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

By:	/s/ Paulette R. Dodson
Name: Paulette R. Dodson
Title: General Counsel and Corporate Secretary

Date: August 12, 2021